EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@tycoelectronics.com	Investor Relations: John Roselli 610-893-9559 Office john.roselli@tycoelectronics.com Keith Kolstrom 610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS ANNOUNCES INTENT TO DIVEST A PORTION OF ITS WIRELESS SYSTEMS SEGMENT — Planned Divestiture Does Not Include Company’s Public Safety/Land Mobile Radio Business —

PEMBROKE, Bermuda — March 13, 2008 — Tyco Electronics Ltd. (NYSE: TEL; BSX: TEL) today announced that its Board of Directors has authorized the company to pursue the divestiture of its Radio Frequency Components and Subsystem business.  This business represented approximately $500 million of the Wireless Systems segment’s total sales of $887 million in fiscal 2007.  The remaining portion of the Wireless Systems segment — Public Safety/Land Mobile Radio Systems and Products — is not included in the planned divestiture.

The divestiture is part of Tyco Electronics’ previously-announced plan to divest or exit non-strategic businesses.  Headquartered in Lowell, Massachusetts, the Radio Frequency Components and Subsystem business employs approximately 2,000 people primarily located at 11 locations throughout the U.S. and Europe.  This unit designs, manufactures and markets amplifiers, antennas, attenuators, diodes, signal generators, limiters, transistors, modulators and mixers; and microwave and millimeter wave integrated circuits for the aerospace, defense and commercial markets.

Tyco Electronics has no current plans to exit or divest its Public Safety/Land Mobile Radio Systems and Products business.

Beginning with the second fiscal quarter, the company will account for the businesses identified for planned divestiture as discontinued operations.  Tyco Electronics continues to expect adjusted earnings per share (EPS) from continuing operations of $0.60 to $0.62 per share for its second fiscal quarter.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  The forward-looking statements in this release include statements addressing the following subjects: potential divestitures, future financial condition and operating results.  Economic, business, competitive and/or regulatory factors affecting Tyco Electronics’ businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. In addition, Tyco Electronics’ historical combined financial information is not necessarily representative of the results it would have achieved as an independent, publicly-traded company and may not be a reliable indicator of its future results.  Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 28, 2007 and Tyco Electronics’ Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2007.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, wireless systems and undersea telecommunication systems, with fiscal 2007 sales of US$13.5 billion to customers in more than 150 countries. We design, manufacture and market products for customers in industries from automotive, appliance and aerospace and defense to telecommunications, computers and consumer electronics. With approximately 8,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

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